Nicor Inc.
Form 8-K
Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE                                                                                                                                              FOR MORE INFORMATION
November 20, 2008                                                                                                                                             Contact:  Mark Knox, re: N-1005
                                                                  630 388-2529

NICOR ANNOUNCES APPOINTMENT OF NEW DIRECTOR

Naperville, IL - Nicor Inc. (NYSE:GAS) today announced the appointment of Armando J. Olivera to the Nicor Inc. board of directors.  He was also appointed to the board of directors of the company's principal subsidiary, Nicor Gas.

Mr. Olivera is President and Chief Executive Officer of Florida Power & Light Company (FPL).  FPL, a subsidiary of FPL Group (NYSE: FPL), is the largest investor-owned electric utility in Florida.  Mr. Olivera has worked for FPL for more than 35 years and has served as a director of the company since 1999.  Prior to his 2003 appointment to his current position, Mr. Olivera served in a variety of management positions with the company, including as Vice President of Construction Services, System Operations and Distribution; and Senior Vice President of System Operations.

Mr. Olivera recently served on the Florida Governor’s Action Team on Energy and Climate Change, a governor-appointed committee tasked with developing a comprehensive strategy to achieve targets for statewide greenhouse gas reductions.  Mr. Olivera is a past president of Southeastern Electric Exchange and the immediate past chairman of the Florida Reliability Coordinating Council.  He serves as a member of Cornell University Engineering Council and Cornell University Council.  Mr. Olivera is also on the board of directors of the public-private partnership – Enterprise Florida Inc., an organization dedicated to economic development in Florida.

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"Armando Olivera is an outstanding addition to our board of directors," said Russ M. Strobel, Chairman, President and Chief Executive Officer.  "Armando’s extensive industry experience and economic development background will bring a valuable perspective to Nicor and further complement an already strong board."

Mr. Olivera holds a Bachelor of Science degree in electrical engineering from Cornell University and a Master’s of Business Administration degree from the University of Miami.  He is also a graduate of the professional management development program of the Harvard Business School.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the Standard & Poor’s 500 Index.  Its primary business is Nicor Gas, one of the nation’s largest natural gas distribution companies.  Nicor owns Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas.  In addition, the company owns and has an equity interest in several energy-related businesses.  For more information, visit the Nicor Web site at www.nicor.com.

Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates.  Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations.  Such forward-looking statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would,” “project,” “estimate,” “ultimate,” or similar phrases.  Actual results may differ materially from those indicated in the company’s forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review, and undue reliance should not be placed on such statements.

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Other factors that could cause materially different results include, but are not limited to, weather conditions; natural disasters; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; accidents, leaks, equipment failures, service interruptions, environmental pollution, and other operating risks; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major customers, transporters, suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.